Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
October 29, 2010	Cynthia Jamison-Brashier: (864) 250-6061
cjamison@palmettobank.com

The Palmetto Bank Reports Third Quarter Financial Results

Greenville, S.C. – Palmetto Bancshares, Inc. reported a net loss for the third quarter 2010 of $13.8 million, compared to a second quarter 2010 net loss of $8.5 million. Similar to the previous quarter, the net loss in the third quarter was driven primarily by the elevated level of provision for loan losses and write downs on foreclosed assets to address the credit quality of the loan portfolio and related declines in commercial real estate values. The third quarter 2010 net loss also included a one time, noncash charge to write off $3.7 million of goodwill related to prior branch acquisitions. The charge had no effect on the liquidity, regulatory capital, or daily operations of the Company.

During the third quarter 2010, substantially all of the Company’s credit losses were concentrated in commercial real estate assets, with $12.3 million of credit losses related to ten individual commercial real estate assets. “Commercial real estate activity continues to be depressed resulting in a negative impact on appraised values. Not surprisingly, we recorded write downs on our problem assets based on updated appraisals that continue to come in at reduced values,” said Samuel L. Erwin, Chief Executive Officer. “It is disappointing that we incurred another quarterly loss, but it is a natural part of the process of working our way through the current credit cycle. On a positive note, similar to the second quarter our problem assets declined resulting in the second consecutive quarterly decrease in our nonperforming assets. While the overall economic environment is still uncertain, we are hopeful that this declining trend in our problem assets will continue.”

As previously announced, on October 7, 2010 the Company consummated a $103 million private placement of its common stock with institutional investors, and contributed substantially all of the net proceeds as a capital contribution to The Palmetto Bank. The capital contribution to the Bank resulted in the Bank’s capital adequacy ratios exceeding the minimum capital levels required to be categorized as “well capitalized”. Erwin continued, “Raising additional capital was an important step to weather the ongoing impact of the extended recession of the past few years. Completing the private placement in this very challenging economic environment is a testament to our hard work and the value of The Palmetto Bank franchise.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 104-year old independent state-chartered commercial bank and is the fifth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.4 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the company’s web site at www.palmettobank.com.

# # #

Addendum to News Release - Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.